Exhibit 4.2.1

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

7.00% SENIOR NOTES DUE 2014

SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF MAY 8, 2006

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 8, 2006, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A. as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of August 2, 2004, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $300,000,000 in principal amount of 7.00% Senior Notes due 2014 (the “Notes”); and

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the release of any Subsidiary Guarantor as provided for in the Indenture; and

WHEREAS, the Company has taken all actions required to effect the release, pursuant to Sections 10.02 and 10.04 of the Indenture, of Oxley Petroleum Co. (“Oxley”), an Oklahoma limited partnership.

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Seventh Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Seventh Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Seventh Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. As a result of the dissolution of Oxley, the Company has taken all actions required to effect the release, pursuant to Section 10.04 of the Indenture, of Oxley as a Subsidiary Guarantor. The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of Oxley and the signature of an Officer of Oxley on its behalf.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Seventh Supplemental Indenture. This Seventh Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SEVENTH SUPPLEMENTAL INDENTURE.

Section 3.04. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first written above.

/s/ Aubrey K. McClendon
Aubrey K. McClendon

Chief Executive Officer of the Company and of the Subsidiaries listed below:

Corporate Subsidiaries:

CHESAPEAKE EAGLE CANADA CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE SOUTH TEXAS CORP.
NOMAC DRILLING CORPORATION
HODGES HOLDING COMPANY, INC.
HODGES OILFIELD COMPANY
HODGES TRUCKING COMPANY
NOMAC 100 CORP.
W.W. REALTY, INC.

CHESAPEAKE OPERATING, INC.,
On behalf of itself and, as general partner, the following limited partnerships:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE SIGMA, L.P.

CHESAPEAKE ENERGY MARKETING, INC.,
On behalf of itself and, as general partner, the following limited partnerships:

MIDCON COMPRESSION, L.P.

Limited Liability Company Subsidiaries:

CHESAPEAKE APPALACHIA, L.L.C.
HAWG HAULING & DISPOSAL, L.L.C.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE LAND COMPANY, L.L.C.
CHESAPEAKE ORC, L.L.C.

CHESAPEAKE ROYALTY, L.L.C. GOTHIC PRODUCTION, L.L.C. MC MINERAL COMPANY, L.L.C. MAYFIELD PROCESSING, L.L.C. TRUSTEE: THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Assistant Vice President